As filed with the Securities and Exchange Commission on January 12, 2018.

Registration No. 333-222233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADT Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7381	47-4116383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(561) 988-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy J. Whall

Chief Executive Officer

1501 Yamato Road

Boca Raton, Florida 33431

(561) 322-7235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurie M. Zeitzer, Esq. Tracey A. Zaccone, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000	P. Gray Finney, Esq. Senior Vice President, Chief Legal Officer & Secretary 1501 Yamato Road Boca Raton, Florida 33431 (561) 988-3600	Arthur D. Robinson, Esq. David W. Azarkh, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	127,777,778	$19.00	$2,427,777,782	$302,258.33

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and includes 16,666,667 shares of common stock that the underwriters have an option to purchase. See “Underwriting (Conflicts of Interest)”.
(2)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(3)	The Registrant previously paid $286,350 of the registration fee in connection with prior filings of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

ADT Inc. is filing this Amendment No. 3 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-222233) as an exhibits only filing to file Exhibits 1.1, 5.1, 10.24 and 23.4. Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus has not changed and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is a table of the registration fee for the Securities and Exchange Commission (the “SEC”) and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$302,258.33
Stock exchange listing fee	295,000.00
Financial Industry Regulatory Authority filing fee	210,000.00
Printing expenses	725,000.00
Legal fees and expenses	3,100,000.00
Accounting fees and expenses	2,254,193.00
Blue Sky fees and expenses	10,000.00
Transfer agent and registrar fees	5,000.00
Miscellaneous	100,000.00

Total	$7,001,451.33

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise. The registrant’s amended and restated bylaws provide for indemnification by the registrant of its directors, officers, and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its amended and restated certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of underwriting agreement we enter into in connection with the sale of common stock being registered will provide for indemnification of directors and officers of the registrant by the underwriters against certain liabilities.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold or granted by us within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed for such sales and grants. Such information is rounded to the nearest whole number.

Options

•	On November 21, 2016, we issued 1,850,000 options to acquire shares of our common stock to certain employees pursuant to our 2016 Equity Incentive Plan.

•	On December 22, 2016, we issued 61,111 options to acquire shares of our common stock to certain employees pursuant to our 2016 Equity Incentive Plan.

•	On March 27, 2017, we issued 855,556 options to acquire shares of our common stock to certain employees pursuant to our 2016 Equity Incentive Plan.

•	On June 29, 2017, we issued 279,253 options to acquire shares of our common stock to certain employees pursuant to our 2016 Equity Incentive Plan.

•	On August 21, 2017, we issued 50,000 options to acquire shares of our common stock to certain employees pursuant to our 2016 Equity Incentive Plan.

Common Stock

•	On May 15, 2015, in connection with the Formation Transactions, we issued 100 shares of our common stock, par value $0.01 per share, to Prime Security Services TopCo Parent, L.P. for total proceeds of $1.00.

•	On May 2, 2016, in connection with the ADT Acquisition, we effected a stock split whereby the 100 shares of our common stock issued and outstanding as of such date were reclassified as 950,000 shares of our common stock.

•	On November 7, 2016, we effected a stock split whereby the 950,000 shares of our common stock issued and outstanding as of such date were reclassified as 381,155,769 shares of our common stock.

•	On December 30, 2016, we issued 192,814 shares of our common stock to Prime Security Services TopCo Parent, L.P. for total proceeds of approximately $2.5 million.

•	On June 28, 2017, we issued 24,217 shares of our common stock to Prime Security Services TopCo Parent, L.P. for total proceeds of approximately $290,000.

•	On October 17, 2017, we issued 3,771 shares of our common stock to Prime Security Services TopCo Parent, L.P.

•	On October 18, 2017, we issued 1,111 shares of our common stock to a former employee upon such former employee’s exercise of his vested options.

•	On October 27, 2017, we issued 12,108 shares of our common stock to Prime Security Services TopCo Parent, L.P. for total proceeds of approximately $200,000.

•	On November 3, 2017, we issued 1,389 shares of our common stock to a former employee upon such former employee’s exercise of his vested options.

•	On January 4, 2018, we effected a stock split whereby our issued and outstanding shares of common stock were reclassified as 644,277,740 shares of our common stock (excluding 20,330,014 unvested shares of common stock).

Preferred Securities

•	On May 2, 2016, in connection with the ADT Acquisition, we issued 750,000 shares of Series A Preferred Securities, par value $0.01 per share, to an affiliate of Koch Industries, Inc. for total proceeds of approximately $659 million.

Except as otherwise noted above, these transactions were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, as they were transactions by an issuer that did not involve a public offering of securities.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement

3.1+	Form of Amended and Restated Certificate of Incorporation of ADT Inc.

3.2+	Form of Amended and Restated Bylaws of ADT Inc.

3.3+	Form of Certificate of Designation for Koch Preferred Securities

4.1+	Indenture, dated as of July 5, 2012, by and between The ADT Corporation and Wells Fargo Bank, National Association

4.2+	First Supplemental Indenture, dated as of July 5, 2012, by and among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

4.3+	Second Supplemental Indenture, dated as of July 5, 2012, by and among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

4.4+	Third Supplemental Indenture, dated as of July 5, 2012, by and among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

4.5+	Fourth Supplemental Indenture, dated as of January 14, 2013, by and between The ADT Corporation and Wells Fargo Bank, National Association

4.6+	Fifth Supplemental Indenture, dated as of October 1, 2013, by and between The ADT Corporation and Wells Fargo Bank, National Association

4.7+	Sixth Supplemental Indenture, dated as of April 8, 2016, under 2012 Base Indenture, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.8+	Seventh Supplemental Indenture, dated as of April 22, 2016, under 2012 Base Indenture, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.9+	Eighth Supplemental Indenture, dated as of May 2, 2016, under 2012 Base Indenture, by and among Prime Finance, Inc., The ADT Corporation and the Wells Fargo Bank, National Association

4.10+	Indenture, dated as of March 19, 2014, by and between The ADT Corporation and Wells Fargo Bank, National Association

Exhibit Number	Exhibit Description

4.11+	Officer’s Certificate, dated as of December 18, 2014, of The ADT Corporation, establishing the terms of its 5.250% Senior Notes due 2020 (including form Note)

4.12+	First Supplemental Indenture, dated as of April 8, 2016 under 2014 Base Indenture, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.13+	Second Supplemental Indenture, dated as of May 2, 2016, under 2014 Base Indenture, by and among Prime Finance, Inc., The ADT Corporation and the Wells Fargo Bank, National Association

4.14+	Indenture, dated as of May 2, 2016, by and between Prime Security One MS, Inc. and the Wells Fargo Bank, National Association

4.15+	First Supplemental Indenture, dated as of May 2, 2016, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.16+	Second Lien Notes Indenture, dated as of May 2, 2016, by and among Prime Security Services Borrower, LLC, Prime Finance, Inc., Prime Guarantors and Wells Fargo Bank, National Association

4.17+	Second Lien Notes Supplemental Indenture, dated as of May 2, 2016, by and among Prime Security Services Borrower, LLC, Prime Finance, Inc., Prime Guarantors and Wells Fargo Bank, National Association

4.18+	Second Supplemental Indenture, dated as of August 9, 2016, by and between The ADT Corporation, the Notes Guarantors and Wells Fargo Bank, National Association

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the securities being offered

10.1+	Fifth Amended and Restated First Lien Credit Agreement, dated July 1, 2015, as amended and restated as of May 2, 2016, as further amended and restated as of June 23, 2016, December 28, 2016, February 13, 2017 and June 29, 2017, among Prime Security Services Holdings, LLC, as Holdings, Prime Security Services Borrower, LLC, as Borrower, the Lenders Party thereto and Barclays Bank PLC, as Administrative Agent

10.2+	Subsidiary Guarantee Agreement (First Lien), dated July 1, 2015, among the Subsidiaries of Prime Security Services Borrower, LLC named therein and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent

10.3+	Supplement No. 1, dated as of May 2, 2016, to the Collateral Agreement (First Lien) dated as of July 1, 2015 by Prime Security Services Borrower, LLC and Barclays Bank PLC, as Collateral Agent

10.4+	Holdings Guarantee and Pledge Agreement (First Lien), dated and effective as of July 1, 2015, between Prime Security Services Holdings, LLC, as Holdings, and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent

10.5+	Collateral Agreement (First Lien), dated as of July 1, 2015 among Prime Security Services Borrower, LLC, each Subsidiary of Prime Security Services Borrower, LLC from time to time identified therein as a party and Barclays Bank PLC, as Collateral Agent

10.6+	Supplement No. 1, dated as of May 2, 2016, to the Subsidiary Guarantee Agreement (First Lien) dated as of July 1, 2015, by each subsidiary of Prime Securities Services Borrower, LLC and Barclays Bank PLC, as Collateral Agent

10.7+	Collateral Agreement (Second Lien), dated as of May 2, 2016, among Prime Security Services Borrower, LLC, as Issuer, Prime Finance Inc., as Co-Issuer, each Subsidiary Guarantor party thereto and Wells Fargo Bank, National Association, as Collateral Agent

Exhibit Number	Exhibit Description

10.8+	First Lien/First Lien Intercreditor Agreement, dated as of May 2, 2016 among Barclays Bank PLC, as Collateral Agent, Barclays Bank PLC, as Authorized Representative under the Credit Agreement, Wells Fargo Bank, National Association, as the Initial Other Authorized Representative, and each additional Authorized Representative from time to time party hereto relating to Prime Security Services Borrower, LLC

10.9+	First Lien/Second Lien Intercreditor Agreement, dated as of July 1, 2015, between Credit Suisse AG, Cayman Islands Branch, as First Lien Facility Agent and Applicable First Lien Agent, and Credit Suisse AG, Cayman Islands Branch, as Second Lien Facility Agent and Applicable Second Lien Agent relating to Prime Security Services Borrower, LLC

10.10+	Acknowledgement of and Consent to First Lien/Second Lien Intercreditor Agreement, dated as of July 1, 2015, by the pledgers party thereto

10.11+	Consent and Acknowledgment (Other First Lien Obligations) (March 2014 Indenture), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other First Lien Obligations Agent

10.12+	Consent and Acknowledgment (Other First Lien Obligations) (July 2012 Indenture), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other First Lien Obligations Agent

10.13+	Consent and Acknowledgment (Other First Lien Obligations) (2032 Notes), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other First Lien Obligations Agent

10.14+	Consent and Acknowledgment (Other Second Lien Obligations), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other Second Lien Obligations Agent

10.15+	Consent of Grantors (First Lien/First Lien Intercreditor Agreement), dated as of May 2, 2016, by the grantors party thereto

10.16+	Acknowledgment of and Consent to First Lien/Second Lien Intercreditor Agreement by the pledgors party thereto

10.17+	Tax Sharing Agreement, dated as of September 28, 2012, by and among Pentair Ltd., Tyco International Ltd., Tyco International Finance S.A., and The ADT Corporation

10.18+	Non-Income Tax Sharing Agreement dated as of September 28, 2012, by and among Tyco International Ltd., Tyco International Finance S.A., and The ADT Corporation

10.19+	Trademark Agreement, dated as of September 25, 2012, by and among ADT Services GmbH, ADT US Holdings, Inc., Tyco International Ltd. and The ADT Corporation

10.20+	Patent Agreement, dated as of September 26, 2012, by and between Tyco International Ltd. and The ADT Corporation

10.21+	Separation and Distribution Agreement, dated September 26, 2012 by and among Tyco International Ltd., Tyco International Finance S.A., The ADT Corporation and ADT LLC

10.22+	ADT LLC Supplemental Savings and Retirement Plan, effective as of April 1, 2017

10.23+	Form of Stockholders Agreement by and between the ADT Inc. and Prime Securities Services TopCo, LP

10.24	Form of Registration Rights Agreement by and between the ADT Inc. and Prime Securities Services TopCo, LP

10.25+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Donald Young

Exhibit Number	Exhibit Description

10.26+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Jamie Haenggi

10.27+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and P. Gray Finney

10.28+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Daniel M. Bresingham

10.29+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Timothy J. Whall

10.30+	Amended and Restated Employment Agreement, dated December 19, 2017, between ADT LLC, (together with any of its subsidiaries and Affiliates) and James D. DeVries

10.31+	Amended and Restated Employment Agreement, dated December 19, 2017, between ADT LLC, (together with any of its subsidiaries and Affiliates) and Jeffrey Likosar

10.32+	ADT Inc. 2018 Omnibus Incentive Plan

10.33+	Form of Restricted Stock Unit Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan

10.34+	Form of Nonqualified Option Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan

10.35+	Form of Nonqualified Option Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan (Class B Unit Redemption)

10.36+	Form of Common Stock Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan

10.37+	Form of Investor Rights Agreement of Koch Preferred Securities

10.38+	Form of Consent of Preferred Majority Holder of Koch Preferred Securities

10.39+	Form of Amended and Restated Management Investor Rights Agreement

21.1+	Subsidiaries of ADT Inc.

23.1+	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm

23.2+	Consent of Ernst & Young LLP, Independent Auditors

23.3+	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

24.1+	Powers of Attorney (included in signature page)

+	Previously filed.

(b) Financial Statement Schedule

See the Index to the consolidated financial statements included on page F-1 for a list of the financial statements included in this registration statement. All schedules not identified above have been omitted because they are not required, are inapplicable, or the information is included in the consolidated financial statements or notes contained in this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement

3.1+	Form of Amended and Restated Certificate of Incorporation of ADT Inc.

3.2+	Form of Amended and Restated Bylaws of ADT Inc.

3.3+	Form of Certificate of Designation for Koch Preferred Securities

4.1+	Indenture, dated as of July 5, 2012, by and between The ADT Corporation and Wells Fargo Bank, National Association

4.2+	First Supplemental Indenture, dated as of July 5, 2012, by and among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

4.3+	Second Supplemental Indenture, dated as of July 5, 2012, by and among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

4.4+	Third Supplemental Indenture, dated as of July 5, 2012, by and among The ADT Corporation, Tyco International Ltd. and Wells Fargo Bank, National Association

4.5+	Fourth Supplemental Indenture, dated as of January 14, 2013, by and between The ADT Corporation and Wells Fargo Bank, National Association

4.6+	Fifth Supplemental Indenture, dated as of October 1, 2013, by and between The ADT Corporation and Wells Fargo Bank, National Association

4.7+	Sixth Supplemental Indenture, dated as of April 8, 2016, under 2012 Base Indenture, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.8+	Seventh Supplemental Indenture, dated as of April 22, 2016, under 2012 Base Indenture, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.9+	Eighth Supplemental Indenture, dated as of May 2, 2016, under 2012 Base Indenture, by and among Prime Finance, Inc., The ADT Corporation and the Wells Fargo Bank, National Association

4.10+	Indenture, dated as of March 19, 2014, by and between The ADT Corporation and Wells Fargo Bank, National Association

4.11+	Officer’s Certificate, dated as of December 18, 2014, of The ADT Corporation, establishing the terms of its 5.250% Senior Notes due 2020 (including form Note)

4.12+	First Supplemental Indenture, dated as of April 8, 2016 under 2014 Base Indenture, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.13+	Second Supplemental Indenture, dated as of May 2, 2016, under 2014 Base Indenture, by and among Prime Finance, Inc., The ADT Corporation and the Wells Fargo Bank, National Association

4.14+	Indenture, dated as of May 2, 2016, by and between Prime Security One MS, Inc. and the Wells Fargo Bank, National Association

4.15+	First Supplemental Indenture, dated as of May 2, 2016, by and among The ADT Corporation, the guarantors party thereto and the Wells Fargo Bank, National Association

4.16+	Second Lien Notes Indenture, dated as of May 2, 2016, by and among Prime Security Services Borrower, LLC, Prime Finance, Inc., Prime Guarantors and Wells Fargo Bank, National Association

4.17+	Second Lien Notes Supplemental Indenture, dated as of May 2, 2016, by and among Prime Security Services Borrower, LLC, Prime Finance, Inc., Prime Guarantors and Wells Fargo Bank, National Association

4.18+	Second Supplemental Indenture, dated as of August 9, 2016, by and between The ADT Corporation, the Notes Guarantors and Wells Fargo Bank, National Association

Exhibit Number	Exhibit Description

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the securities being offered

10.1+	Fifth Amended and Restated First Lien Credit Agreement, dated July 1, 2015, as amended and restated as of May 2, 2016, as further amended and restated as of June 23, 2016, December 28, 2016, February 13, 2017 and June 29, 2017, among Prime Security Services Holdings, LLC, as Holdings, Prime Security Services Borrower, LLC, as Borrower, the Lenders Party thereto and Barclays Bank PLC, as Administrative Agent

10.2+	Subsidiary Guarantee Agreement (First Lien), dated July 1, 2015, among the Subsidiaries of Prime Security Services Borrower, LLC named therein and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent

10.3+	Supplement No. 1, dated as of May 2, 2016, to the Collateral Agreement (First Lien) dated as of July 1, 2015 by Prime Security Services Borrower, LLC and Barclays Bank PLC, as Collateral Agent

10.4+	Holdings Guarantee and Pledge Agreement (First Lien), dated and effective as of July 1, 2015, between Prime Security Services Holdings, LLC, as Holdings, and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent

10.5+	Collateral Agreement (First Lien), dated as of July 1, 2015 among Prime Security Services Borrower, LLC, each Subsidiary of Prime Security Services Borrower, LLC from time to time identified therein as a party and Barclays Bank PLC, as Collateral Agent

10.6+	Supplement No. 1, dated as of May 2, 2016, to the Subsidiary Guarantee Agreement (First Lien) dated as of July 1, 2015, by each subsidiary of Prime Securities Services Borrower, LLC and Barclays Bank PLC, as Collateral Agent

10.7+	Collateral Agreement (Second Lien), dated as of May 2, 2016, among Prime Security Services Borrower, LLC, as Issuer, Prime Finance Inc., as Co-Issuer, each Subsidiary Guarantor party thereto and Wells Fargo Bank, National Association, as Collateral Agent

10.8+	First Lien/First Lien Intercreditor Agreement, dated as of May 2, 2016 among Barclays Bank PLC, as Collateral Agent, Barclays Bank PLC, as Authorized Representative under the Credit Agreement, Wells Fargo Bank, National Association, as the Initial Other Authorized Representative, and each additional Authorized Representative from time to time party hereto relating to Prime Security Services Borrower, LLC

10.9+	First Lien/Second Lien Intercreditor Agreement, dated as of July 1, 2015, between Credit Suisse AG, Cayman Islands Branch, as First Lien Facility Agent and Applicable First Lien Agent, and Credit Suisse AG, Cayman Islands Branch, as Second Lien Facility Agent and Applicable Second Lien Agent relating to Prime Security Services Borrower, LLC

10.10+	Acknowledgement of and Consent to First Lien/Second Lien Intercreditor Agreement, dated as of July 1, 2015, by the pledgers party thereto

10.11+	Consent and Acknowledgment (Other First Lien Obligations) (March 2014 Indenture), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other First Lien Obligations Agent

10.12+	Consent and Acknowledgment (Other First Lien Obligations) (July 2012 Indenture), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other First Lien Obligations Agent

10.13+	Consent and Acknowledgment (Other First Lien Obligations) (2032 Notes), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other First Lien Obligations Agent

10.14+	Consent and Acknowledgment (Other Second Lien Obligations), dated as of May 2, 2016, by Wells Fargo Bank, National Association, as an Other Second Lien Obligations Agent

Exhibit Number	Exhibit Description

10.15+	Consent of Grantors (First Lien/First Lien Intercreditor Agreement), dated as of May 2, 2016, by the grantors party thereto

10.16+	Acknowledgment of and Consent to First Lien/Second Lien Intercreditor Agreement by the pledgors party thereto

10.17+	Tax Sharing Agreement, dated as of September 28, 2012, by and among Pentair Ltd., Tyco International Ltd., Tyco International Finance S.A., and The ADT Corporation

10.18+	Non-Income Tax Sharing Agreement dated as of September 28, 2012, by and among Tyco International Ltd., Tyco International Finance S.A., and The ADT Corporation

10.19+	Trademark Agreement, dated as of September 25, 2012, by and among ADT Services GmbH, ADT US Holdings, Inc., Tyco International Ltd. and The ADT Corporation

10.20+	Patent Agreement, dated as of September 26, 2012, by and between Tyco International Ltd. and The ADT Corporation

10.21+	Separation and Distribution Agreement, dated September 26, 2012 by and among Tyco International Ltd., Tyco International Finance S.A., The ADT Corporation and ADT LLC

10.22+	ADT LLC Supplemental Savings and Retirement Plan, effective as of April 1, 2017

10.23+	Form of Stockholders Agreement by and between the ADT Inc. and Prime Securities Services TopCo, LP

10.24	Form of Registration Rights Agreement by and between the ADT Inc. and Prime Securities Services TopCo, LP

10.25+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Donald Young

10.26+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Jamie Haenggi

10.27+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and P. Gray Finney

10.28+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Daniel M. Bresingham

10.29+	Amended and Restated Employment Agreement, dated December 19, 2017, between The ADT Security Corporation (together with any of its subsidiaries and Affiliates) and Timothy J. Whall

10.30+	Amended and Restated Employment Agreement, dated December 19, 2017, between ADT LLC, (together with any of its subsidiaries and Affiliates) and James D. DeVries

10.31+	Amended and Restated Employment Agreement, dated December 19, 2017, between ADT LLC, (together with any of its subsidiaries and Affiliates) and Jeffrey Likosar

10.32+	ADT Inc. 2018 Omnibus Incentive Plan

10.33+	Form of Restricted Stock Unit Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan

10.34+	Form of Nonqualified Option Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan

10.35+	Form of Nonqualified Option Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan (Class B Unit Redemption)

10.36+	Form of Common Stock Award Agreement for use under the ADT Inc. 2018 Omnibus Incentive Plan

10.37+	Form of Investor Rights Agreement of Koch Preferred Securities

10.38+	Form of Consent of Preferred Majority Holder of Koch Preferred Securities

10.39+	Form of Amended and Restated Management Investor Rights Agreement

21.1+	Subsidiaries of ADT Inc.

23.1+	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm

23.2+	Consent of Ernst & Young LLP, Independent Auditors

Exhibit Number	Exhibit Description

23.3+	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

24.1+	Powers of Attorney (included in signature page)

+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on the 12th day of January, 2018.

ADT Inc.

By:	/s/ Timothy J. Whall
Timothy J. Whall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy J. Whall Timothy J. Whall	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2018

/s/ Jeffrey Likosar Jeffrey Likosar	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2018

* Marc E. Becker	Director	January 12, 2018

* Reed. B. Rayman	Director	January 12, 2018

* Matthew H. Nord	Director	January 12, 2018

Signature	Title	Date

* Andrew D. Africk	Director	January 12, 2018

* Eric L. Press	Director	January 12, 2018

* Lee J. Solomon	Director	January 12, 2018

* Stephanie Drescher	Director	January 12, 2018

* Brett Watson	Director	January 12, 2018

* David Ryan	Director	January 12, 2018

*By:	/s/ P. Gray Finney
P. Gray Finney
Attorney-in-Fact